Exhibit 99.1

Polar Power Announces Preliminary Second Quarter 2024 Corporate and Financial Update

Anticipated sales in range of $4.5-$5.0 million, backlog of approximately $5.5 million as of June 30, 2024

Balance Sheet will reflect approximately $3 million received in tax refunds and ERC funding

GARDENA, CA – July 11, 2024 – Polar Power, Inc. (“Polar Power” or the “Company”) (NASDAQ: POLA), a global provider of prime, backup, and solar hybrid power solutions, today announces that it expects to report revenues between $4.5 million and $5.0 million for the second quarter of 2024, and a backlog of approximately $5.5 million for the quarter end. Additionally, the Company has received approximately $2.9 million in Tax refunds and Employee Retention Credits (“ERC”) payments applied for in prior years.

Arthur Sams, CEO of Polar Power, commented, “We are encouraged by the sequential improvements in our business, as evidenced both in the growth in our Q2 revenues and backlog. Of the backlog, approximately 62% is attributable to telecom customers and partners around the globe. We continue to actively pursue opportunities to diversify our revenue mix through new channels and to new markets, such as homes and apartment buildings, electric vehicles and drones, greenhouses, pools, and more, for clean fuel and solar hybrid DC power generation.

“The nearly $3 million in ERC funding and tax refund payments that we’ve received strengthens our balance sheet and enables us to fund our growth plans and implement efficiencies on the shop floor. We are certainly grateful to Congresswoman Nanette Diaz Barragan, who visited our facility in June, has been a tremendous supporter for us within the community, and played a significant role with expediting the long overdue funds. We are proud to be a California-based business, working on technology that is good for California, the rest of the country, and the planet, as we develop technologies that deliver high-efficiency and cost-effective DC power-generation products to alleviate the strain on the utility grid, and provide secure, safe, and reliable electricity.”

Polar Power expects to file its quarterly report on form 10-Q and announce its full second quarter of 2024 results before August 15, 2024.

About Polar Power, Inc.

Polar Power (NASDAQ: POLA), an innovative provider of DC advanced power and cooling systems across diverse industrial applications, is pioneering technological changes that radically change the production, consumption, and environmental impact of power generation. Our product portfolio, known for innovation, durability, and efficiency, presently includes standard products for telecom, military, renewable energy, marine, automotive, residential, commercial, oil field and mining applications. Polar’s systems can be configured to operate on any energy source including photovoltaics, diesel, LPG (propane and butane), and renewable fuels.

Our telecom power solutions offer significant cost savings with installation, permitting, site leases, and operation. Our military solutions provide compact, lightweight, fuel efficient, reliable power solutions for robotics, drone, communications, hybrid propulsion, and other applications.

Our mobile rapid battery charging technology enables on-demand roadside charging for electric vehicles. Our combined heat and power (CHP) residential systems offer innovative vehicle charging and integrated home power systems via natural gas or propane feedstocks, optimizing performance and system costs.

Our micro / nano grid solutions provide lower cost energy in “bad-grid or no-grid” environments. Our commitment to technological advancement extends to hybrid propulsion systems for marine and specialty vehicles, ensuring efficiency, comfort, reliability, and cost savings.

For more information, please visit www.polarpower.com. or follow us on www.linkedin.com/company/polar-power-inc/.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements regarding us and our business, financial condition, results of operations and prospects. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release. Additionally, statements concerning future matters such as revenue projections, projected profitability, growth strategies, and other statements regarding matters that are not historical are forward-looking statements.

Forward-looking statements in this press release reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed in this press release, and other risks, including, but not limited to, those described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings and submissions with the SEC. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release.

This press release contains market data and industry statistics and forecasts that are based on independent industry publications and other publicly-available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this press release, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section titled “Risk Factors” in our filings and other documents that are incorporated herein by reference. Accordingly, investors should not place undue reliance on this information.

Investor Relations Contact:

At CORE IR

Peter Seltzberg, SVP Investor Relations and Corporate Advisory
516-419-9915

peters@coreir.com

At Polar Power Inc.

IR@PolarPowerinc.com